EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168021, 333-160837, 333-147806, No. 333-139608 and No. 333-127423) and on Form F-3 (No. 333-169665) of our report dated June 28, 2011 relating to the consolidated financial statements of China Technology Development Group Corporation (the “Company”) which appears in the Company’s Form 20-F filed with the Securities and Exchange Commission on June 28, 2011.
/s/PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shenzhen, the People’s Republic of China
June 28, 2011